UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2011

Kellogg Company

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of principal executive offices, including zip code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Kellogg Company (the “Company”) (and the independent members of the Board with respect to John Bryant) made compensation determinations with respect to the Company’s named executive officers, and the Compensation Committee of the Board adopted the 2011-2013 Executive Performance Plan and made option grants to the Company’s named executive officers, each as set forth below.

2011-2013 Executive Performance Plan. The Compensation Committee of the Board approved the 2011-2013 Executive Performance Plan (“2011-2013 EPP”) under which certain senior executives and other employees would be eligible to receive a portion of their long-term incentives in the form of performance shares based on the achievement of internal net sales growth and internal operating profit growth targets. Awards are paid in shares, except for amounts withheld by the Company for minimum statutory withholding requirements. In addition, the Board (and the independent members of the Board with respect to Mr. Bryant) granted 2011-2013 EPP target awards (“Awards”) of 31,100 shares for Mr. Bryant; 10,900 shares for Brad Davidson; and 8,600 shares for Paul Norman. Participants in the 2011-2013 EPP have the opportunity to earn between 0% and 200% of their EPP target. Dividends are not paid on unvested EPP awards. A copy of the 2011-2013 EPP is attached as Exhibit 10.1 and is incorporated in its entirety into this Item.

Option Grants. The Compensation Committee of the Board approved the following grants of stock options to named executive officers of the Company: 290,300 options for Mr. Bryant; 101,500 options for Mr. Davidson; and 80,200 options for Mr. Norman. The exercise price under these grants is $53.01 per share. Under the terms of the grants, the stock options generally vest in three equal annual installments from the anniversary of the grant date. A copy of the form of option terms and conditions for the grants is attached as Exhibit 10.2 and is incorporated in its entirety into this Item

In addition, solely to re-balance the Board classes to be as nearly equal in number as possible, Mr. Bryant agreed to move from the class with a term expiring at the 2013 annual meeting of shareowners to the class with a term expiring at the 2011 annual meeting of shareowners.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1.	2011-2013 Executive Performance Plan.

Exhibit 10.2.	Form of Option Terms and Conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: February 25, 2011	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit 10.1.	2011-2013 Executive Performance Plan.

Exhibit 10.2.	Form of Option Terms and Conditions.